UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2010

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

1120 Wayzata Boulevard East, Suite 201

Wayzata, MN 55391

(Address of principal executive offices)

Registrant’s telephone number, including area code (952) 345-2244

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Ace (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of shareholders of the registrant was held on May 12, 2010.

(b) Exhibit A attached hereto sets forth the following information:

(1) The name of each director elected at the meeting and the number of cast for, against or withheld, and the number of abstentions and broker non-votes with respect to each nominee;

(2) The voting with respect to the proposal to limit the number of directors to five;

(3) The voting with respect to the proposal to transact such further business as may properly come before the meeting.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2010

Nortech Systems Incorporated
(Registrant)

/s/ Michael J. Degen
Michael J. Degen, President and Chief Executive Officer

Exhibit A

Broadridge

51 Mercedes Way

Edgewood. NY 11717

PROPOSAL #001 ELECTION OF DIRECTORS

***	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
BENEFICIAL	257,263	0	2,510	957,601
REGISTERED	1,058,600	0	175
TOTAL SHARES VOTED	1,315,863	0	2,685
% OF VOTED	99.79%		0.20%
% OF OUTSTANDING	47.97%		0.09%

PROPOSAL #001 ELECTION OF DIRECTORS INCLUDING DIRECTOR EXCEPTIONS

***	FOR	% VOTED FOR	WITHHELD	% VOTED WITHHELD
MICHAEL J. DEGEN	1,315,363	99.76%	3,185	0.24%
KENNETH LARSON	1,295,663	98.28%	22,885	1.74%
MYRON KUNIN	1,273,443	96.58%	45,105	3.42%
RICHARD W. PERKINS	1,315,823	99.79%	2,725	0.21%
TRENT RILEY	1,295,823	98.28%	22,725	1.72%
TOTAL ALL DIRECTORS	6,496,115		96,625
DIRECTOR AVERAGE	1,299,223		19,325
% VOTED OF AVERAGE	98.53%		1.47%

PROPOSAL #002 TO FIX THE NUMBER OF DIRECTORS OF THE COMPANY AT FIVE

***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
BENEFICIAL	1,192,964	22,610	1,800
REGISTERED	1,058,348	240	187
TOTAL SHARES VOTED	2,251,312	22,850	1,987
% OF VOTED	98.90%	1.00%	0.08%
% OF OUTSTANDING	82.07%	0.83%	0.07%

PROPOSAL #003 TRANSACT SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

***	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
BENEFICIAL	1,063,953	148,715	4,706
REGISTERED	1,056,556	174	2,045
TOTAL SHARES VOTED	2,120,509	148,889	6,751
% OF VOTED	93.16%	6.54%	0.29%
% OF OUTSTANDING	77.30%	5.42%	0.24%